UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd.,	Mooresville,	NC	28117
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(704)	758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, the Board of Directors (the “Board”) of Lowe’s Companies, Inc. (the “Company”) elected Scott H. Baxter as a director. Mr. Baxter has served as President and Chief Executive Officer of Kontoor Brands, Inc. (“Kontoor”), a global lifestyle apparel company, since August 2018 when VF Corporation (“VF”) announced its intention to separate its Jeanswear organization into an independent, publicly traded company and as Chair of Kontoor’s board of directors since August 2021. Prior to August 2018, Mr. Baxter held various leadership roles at VF, an apparel, footwear and accessories company, since 2007. The Board also appointed Mr. Baxter to serve on the Compensation Committee and the Technology Committee of the Board.

The Board determined that Mr. Baxter is “independent” under the Corporate Governance Standards of the New York Stock Exchange and under the Board’s Categorical Standards for Determination of Director Independence. There are no transactions involving the Company and Mr. Baxter that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, and Mr. Baxter has not been previously employed by the Company. Mr. Baxter will be entitled to receive compensation for his Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Corporate Governance - Compensation of Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2022, as adjusted by the Board from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2022	LOWE’S COMPANIES, INC.

	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary